AMENDMENT TO RIGHTS AGREEMENT

This AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of March 27, 2013 (the “Effective Date”), is entered into by and between Illumina, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), and constitutes an amendment to that certain Rights Agreement, dated as of January 26, 2012 (the “Rights Agreement”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment;
WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and hereby directs the Rights Agent to execute this Amendment; and
WHEREAS, the parties hereto desire to further amend the Rights Agreement in certain respects on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Amendment of Section 1(q) of Rights Agreement. Section 1(q) of the Rights Agreement is hereby amended to substitute for the Final Expiration Date of “January 26, 2017” appearing therein the following date: “March 27, 2013”.

2. Amendment of Exhibit B to Rights Agreement. Each reference to “January 26, 2017” contained in the form of Right Certificate attached to the Rights Agreement as Exhibit B is hereby deleted, and a reference to “March 27, 2013” is hereby inserted in lieu thereof.

3. Amendment of Exhibit C to Rights Agreement. The date referenced in Exhibit C to the Rights Agreement in the third paragraph under the caption “Distribution Date; Exercisability” is hereby deleted, and a reference to “March 27, 2013” is hereby inserted in lieu thereof.

4. Defined Terms. All terms defined in the Rights Agreement that are used herein shall have the meanings so defined in the Rights Agreement, unless specifically noted otherwise herein.

5. Complete Agreement. The term “Agreement” or “Rights Agreement” as used in the Rights Agreement shall mean the Rights Agreement, as amended by this Amendment. This Amendment is not intended to be, nor shall it be construed to be, a novation. Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto shall remain in full force and effect in all respects without any modification (it being understood that upon the expiration of the Rights in accordance with the terms of the Rights Agreement, as amended hereby, the Rights Agreement shall be terminated and of no further force and effect whatsoever without any further action on the part of the Company or the Rights Agent).

6. Binding Agreement. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.

8. Effectiveness. This Amendment is effective as of the Effective Date. Except as expressly herein amended, the terms and conditions of the Rights Agreement are hereby ratified and remain in full force and effect.

9. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ILLUMINA, INC.

By: _/s/ Christian G. Cabou________________
Name: Christian G. Cabou
Title: Senior Vice President & General Counsel

COMPUTERSHARE TRUST COMPANY, N.A.

By: _/s/ Paul Capozzi_____________________
Name: Paul Capozzi
Title: Senior Manager, Equity Services

[Signature Page to Amendment to Rights Agreement]